Exhibit 99.1

GameStop Reports Second Quarter 2011 Results

Digital revenues increase 69%

Strength in pre-owned and digital sales drives margin expansion

GRAPEVINE, Texas--(BUSINESS WIRE)--August 18, 2011--GameStop Corp. (NYSE: GME), the world’s largest multichannel video game retailer, today reported sales and earnings for the second quarter ended July 30, 2011.

Financial Results

Total sales for the second quarter of 2011 were $1.74 billion, a decrease of 3.1% compared to $1.80 billion in the prior year quarter. Total company comparable store sales were -9.1%, impacted by lower hardware sales and a lighter software title slate than the prior year quarter. While new hardware and software underperformed, pre-owned sales increased 12% and digital sales increased 69%, exceeding quarterly expectations.

The top five selling games during the quarter were L.A. Noire by Rockstar Games, NCAA Football 12 by Electronic Arts, inFAMOUS 2 by Sony, Brink by Bethesda Softworks, and Mortal Kombat by Warner Home Video Games.

Net earnings were $30.9 million compared to $40.3 million in the prior year quarter. As planned, the company continued spending on its strategic initiatives during the quarter. Diluted earnings per share were in-line with guidance at $0.22 compared to $0.26 in the prior year quarter. The strength of the pre-owned business and growth in digital channels led to gross margins of 31.2%, an increase of 250 basis points and the company’s highest margin rate in five years.

Paul Raines, chief executive officer, stated, “GameStop’s resilient retail model enabled us to achieve our earnings plan despite a challenging period for the industry. Through the back half of the year, we expect industry software sales to accelerate based on an exciting title line-up. Meanwhile, the digital and loyalty programs we have brought to market continue to gain traction with consumers and position us as a leading partner with publishers.”

Rob Lloyd, chief financial officer, said, “Continued strength in pre-owned sales, improved gross margins, tight cost controls and capturing a high rate of sales transfers all contributed to our financial results. Additionally, we continue to focus on executing our capital allocation plan to maximize shareholder returns while we invest in our long-term strategic initiatives.”

Earnings Guidance

For the third quarter of fiscal 2011, the company expects comparable store sales to range from 2.0% to 4.0%. Diluted earnings per share are expected to range from $0.38 to $0.41.

GameStop is reiterating its full year diluted earnings per share guidance range of $2.82 to $2.92, representing a 6.4% to 10.2% increase over fiscal 2010. Full year comparable store sales are now expected to range from 1.0% to 3.0% based on revised annual revenue growth of 4.5% to 6.5%.

Share Repurchase Update

During the second quarter, GameStop repurchased 1.36 million shares at an average price of $25.38, or $34.6 million worth of stock. At the end of the quarter, the company had approximately $348 million remaining of its current share and debt repurchase authorization.

Conference Call and Webcast Information

A conference call with GameStop Corp.’s management is scheduled for Aug. 18, 2011 at 10:00 a.m. CDT to discuss the second quarter sales and earnings results. The conference call will be simulcast online at http://investor.GameStop.com/. The conference call will be archived on the website until Sept. 18, 2011.

GameStop is scheduled to present at the Goldman Sachs 18th Annual Global Retailing Conference on Thursday, Sept. 8 at the Marriott Marquis Hotel in New York City.

About GameStop

GameStop Corp. (NYSE: GME), a Fortune 500 and S&P 500 company headquartered in Grapevine, Texas, is the world's largest multichannel video game retailer. GameStop’s retail network and family of brands include 6,582 company-operated stores in 17 countries worldwide and online at www.GameStop.com. The network also includes: www.Kongregate.com, a leading browser-based game site; Game Informer(R) magazine, the leading multi-platform video game publication; Spawn Labs, a streaming technology company; and Impulse, Inc., a digital distribution platform available at www.GameStop.com/impulse.

General information on GameStop Corp. can be obtained at the company's corporate website. Follow GameStop on Twitter @ www.twitter.com/GameStop and find GameStop on Facebook @ www.facebook.com/GameStop.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for fiscal 2011, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including console hardware and accessories; the timing of release of video game titles for current generation consoles; the risks associated with expanded international operations and the integration of acquisitions; the impact of increased competition and changing technology in the video game industry, including browser and mobile games and alternative methods of distribution; and economic, regulatory and other events, including litigation, that could reduce or impact consumer demand or affect the company’s business. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com.

GameStop Corp.
Statements of Operations
(in millions, except per share data)

	13 weeks	13 weeks
	ended	ended
	July 30, 2011	July 31, 2010

Sales	$1,743.7	$1,799.1
Cost of sales	1,200.5	1,282.3

Gross profit	543.2	516.8

Selling, general and administrative
expenses	442.5	405.0
Depreciation and amortization	47.1	42.2

Operating earnings	53.6	69.6

Interest expense, net	6.3	10.0

Earnings before income
tax expense	47.3	59.6

Income tax expense	16.7	19.8

Consolidated net income	30.6	39.8
Net loss attributable to noncontrolling interests	0.3	0.5
Consolidated net income attributable to GameStop	$30.9	$40.3

Net income per common share:
Basic[1]	$0.22	$0.27
Diluted[1]	$0.22	$0.26

Weighted average common shares
outstanding:
Basic	141.0	151.3
Diluted	142.2	154.2

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	68.8%	71.3%

Gross profit	31.2%	28.7%

Selling, general and administrative
expenses	25.4%	22.5%
Depreciation and amortization	2.7%	2.3%

Operating earnings	3.1%	3.9%

Interest expense, net	0.4%	0.6%

Earnings before income
tax expense	2.7%	3.3%

Income tax expense	0.9%	1.1%
Consolidated net income	1.8%	2.2%

Net loss attributable to noncontrolling interests	0.0%	0.0%

Consolidated net income attributable to GameStop	1.8%	2.2%

[1] Basic net income per share and diluted net income per share are calculated based on consolidated net income attributable to GameStop.

GameStop Corp.
Statements of Operations
(in millions, except per share data)

	26 weeks	26 weeks
	ended	ended
	July 30, 2011	July 31, 2010

Sales	$4,025.1	$3,881.8
Cost of sales	2,861.7	2,794.2

Gross profit	1,163.4	1,087.6

Selling, general and administrative
expenses	885.2	808.8
Depreciation and amortization	93.4	84.7

Operating earnings	184.8	194.1

Interest expense, net	12.5	19.6

Earnings before income
tax expense	172.3	174.5

Income tax expense	61.8	59.8

Consolidated net income	110.5	114.7
Net loss attributable to noncontrolling interests	0.8	0.8
Consolidated net income attributable to GameStop	$111.3	$115.5

Net income per common share:
Basic[1]	$0.78	$0.76
Diluted[1]	$0.78	$0.74

Weighted average common shares
outstanding:
Basic	141.9	152.4
Diluted	142.9	155.3

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	71.1%	72.0%

Gross profit	28.9%	28.0%

Selling, general and administrative
expenses	22.0%	20.8%
Depreciation and amortization	2.3%	2.2%

Operating earnings	4.6%	5.0%

Interest expense, net	0.3%	0.5%

Earnings before income
tax expense	4.3%	4.5%

Income tax expense	1.5%	1.5%
Consolidated net income	2.8%	3.0%

Net loss attributable to noncontrolling interests	0.0%	0.0%

Consolidated net income attributable to GameStop	2.8%	3.0%

[1] Basic net income per share and diluted net income per share are calculated based on consolidated net income attributable to GameStop.

GameStop Corp.
Balance Sheets
(in millions, except per share data)

	July 30,	July 31,
	2011	2010
ASSETS:
Current assets:
Cash and cash equivalents	$224.8	$289.3
Receivables, net	44.2	44.3
Merchandise inventories	1,059.9	1,129.5
Prepaid expenses and other current assets	156.4	103.4
Deferred taxes	24.6	19.3
Total current assets	1,509.9	1,585.8

Property and equipment:
Land	25.6	13.5
Buildings & leasehold improvements	592.8	535.8
Fixtures and equipment	867.8	747.1
	1,486.2	1,296.4
Less accumulated depreciation and amortization	871.3	721.1
Net property and equipment	614.9	575.3

Goodwill, net	2,073.2	1,924.2
Other noncurrent assets	341.4	277.7
Total assets	$4,539.4	$4,363.0

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$469.7	$625.0
Accrued liabilities	672.0	529.4
Total current liabilities	1,141.7	1,154.4

Other long-term liabilities	168.3	118.8
Senior notes payable, net of discount	249.3	447.8
Total liabilities	1,559.3	1,721.0

Stockholders' equity:
Preferred stock - authorized 5.0 shares; no shares
issued or outstanding	0.0	0.0
Class A common stock - $.001 par value; authorized 300.0 shares;
140.2 and 150.4 shares outstanding, respectively	0.1	0.1
Additional paid-in-capital	799.4	1,046.8
Accumulated other comprehensive income	265.9	82.8
Retained earnings	1,917.1	1,513.3
Equity attributable to GameStop Corp. stockholders	2,982.5	2,643.0
Equity (deficit) attributable to noncontrolling interest	(2.4)	(1.0)
Total equity	2,980.1	2,642.0
Total liabilities and stockholders' equity	$4,539.4	$4,363.0

Schedule I
GameStop Corp.
Sales Mix

	13 Weeks Ended		13 Weeks Ended
	July 30, 2011		July 31, 2010
		Percent		Percent
	Sales	of Total	Sales	of Total
Sales (in millions):

New video game hardware	$275.6	15.8%	$314.3	17.5%
New video game software	599.8	34.4%	663.2	36.9%
Used video game products	633.1	36.3%	565.5	31.4%
Other	235.2	13.5%	256.1	14.2%

Total	$1,743.7	100.0%	$1,799.1	100.0%

Schedule II
GameStop Corp.
Gross Profit Mix

	13 Weeks Ended		13 Weeks Ended
	July 30, 2011		July 31, 2010
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$20.8	7.5%	$25.9	8.2%
New video game software	132.0	22.0%	141.7	21.4%
Used video game products	292.4	46.2%	260.0	46.0%
Other	98.0	41.7%	89.2	34.8%

Total	$543.2	31.2%	$516.8	28.7%

CONTACT:
Matt Hodges
Divisional Vice President,
Public and Investor Relations
GameStop Corp.
(817) 424-2130